Exhibit 99.1
FOR IMMEDIATE RELEASE
Symbotic Reports Third Quarter Fiscal Year 2026 Results
Steve Pagliuca, Former Co-Chair of Bain Capital, Elected to Symbotic’s Board of Directors

Wilmington, Massachusetts (August 5, 2026) -- Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, announced financial results for its third quarter of fiscal year 2026, which ended on June 27, 2026. Symbotic reported revenue of $721 million, up 22% year-over-year, and net income of $55 million, compared with a net loss of $21 million in the third quarter of fiscal year 2025. Adjusted EBITDA1 reached $95 million, more than double the $45 million in the third quarter of fiscal year 2025.
Cash and cash equivalents totaled $1.7 billion at the end of the third quarter of fiscal year 2026, down from $2.0 billion at the end of the second quarter of fiscal year 2026.
“We are well on track to deliver against our key objectives for our fiscal year,” said Rick Cohen, Symbotic Chairman and Chief Executive Officer. “Importantly, we are seeing increasing opportunities to broaden the scope of our work with existing and prospective customers.”
“We delivered another quarter of growth and a large expansion in our profitability,” said Izzy Martins, Symbotic Chief Financial Officer. “Looking ahead, we see a continuation of our profitable growth trajectory supported by 77 systems in deployment.”
OUTLOOK
For the fourth quarter of fiscal 2026, Symbotic expects revenue of $760 million to $780 million, and adjusted EBITDA2 of $100 million to $105 million.
WEBCAST INFORMATION
Symbotic will host a webcast today at 5:00 pm ET to discuss its third quarter fiscal year 2026 results. The webcast link is: https://edge.media-server.com/mmc/go/symbotic-q3-2026.
NEW BOARD MEMBER
Symbotic also announced the election of Steve Pagliuca to its Board of Directors, effective August 4, 2026.
Mr. Pagliuca is the Founder and CEO of PagsGroup, a growth capital investment firm with expertise in biotech, technology, media, and sports. He is also a Chairman and Principal Owner of Atalanta B.C. football club. Previously, he was a Managing General Partner and Co-Owner of the Boston Celtics, where he served as Chairman of the Basketball Committee and as Founder and President of the
1 Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-GAAP financial measure as defined below under “Use of Non-GAAP Financial Information.” See the tables below for reconciliations to net income (loss), the most comparable GAAP measure.
2 Symbotic is not providing guidance for net income (loss), which is the most comparable GAAP financial measure to adjusted EBITDA, because information reconciling forward-looking adjusted EBITDA to net income (loss) is unavailable to it without unreasonable effort. Symbotic is not able to provide reconciliations of adjusted EBITDA to GAAP financial measures because certain items required for such reconciliations are outside of Symbotic’s control and/or cannot be reasonably predicted, such as the provision for stock-based compensation.

Boston Celtics Shamrock Foundation. He is also a former Co-Chair of Bain Capital, where he continues to serve as a Senior Advisor.
“I am delighted to welcome Steve to our Board of Directors,” said Cohen. “He brings an exceptional track record of helping high-growth companies scale, navigate complex markets, and create lasting value. His strategic insight and experience building world-class organizations will strengthen our Board as we enter our next phase of growth.”
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ABOUT SYMBOTIC
Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, food & beverage, and medical supply distribution companies. Applying next-generation technology, high-density storage and machine learning to solve today's complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce, Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.
USE OF NON-GAAP FINANCIAL INFORMATION
Symbotic reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release contains financial measures that are not recognized under U.S. GAAP (“non-GAAP financial measures”), including adjusted EBITDA, adjusted gross profit, adjusted gross profit margin, adjusted research and development expenses, adjusted selling, general, and administrative expenses, and free cash flow. These non-GAAP financial measures have limitations as an analytical tool as they do not have a standardized meaning prescribed by U.S. GAAP. The non-GAAP financial measures Symbotic uses may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies and, therefore, are unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP financial measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP financial measures should not be considered a substitute for, in isolation from, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP financial measures presented in this press release are reconciled to their closest reported U.S. GAAP financial measures. Symbotic recommends that investors review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate its business.
Symbotic defines adjusted EBITDA, a non-GAAP financial measure, as GAAP net income (loss) excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; business combination transaction expenses; equity method investment; internal control remediation; business transformation costs; fair value adjustments on strategic investments; restructuring charges; and other infrequent items that may arise from time to time. Symbotic defines adjusted gross profit, a non-GAAP financial measure, as GAAP gross profit excluding the following items: depreciation, stock-based compensation, and restructuring charges. Symbotic defines adjusted gross profit margin, a non-GAAP financial measure, as adjusted gross profit divided by total revenue. Symbotic defines adjusted research and development expenses, a non-GAAP financial measure, as GAAP research and development expenses excluding the following items: depreciation and amortization of tangible and intangible assets and stock-based compensation. Symbotic defines adjusted selling, general, and administrative expenses, a non-GAAP financial measure, as GAAP selling, general, and administrative expenses excluding the following items: depreciation and amortization of tangible and intangible assets; stock-

based compensation; business combination transaction expenses; internal control remediation; business transformation costs; and other infrequent items that may arise from time to time. Symbotic defines free cash flow, a non-GAAP financial measure, as net cash provided by or used in operating activities less purchases of property and equipment and capitalization of internal use software development costs. In addition to Symbotic’s financial results determined in accordance with U.S. GAAP, Symbotic believes that adjusted EBITDA, adjusted gross profit, adjusted gross profit margin, adjusted research and development expenses, adjusted selling, general, and administrative expenses, and free cash flow non-GAAP financial measures, are useful in evaluating the performance of Symbotic’s business because they highlight trends in its core business.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, Symbotic’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.
Forward-looking statements include, but are not limited to, statements about our ability to or expectations regarding Symbotic to:
•meet the technical requirements of existing or future agreements with its customers, including with respect to existing backlog;
•expand its target customer base and maintain its existing customer base;
•realize the benefits expected from its GreenBox Systems LLC joint venture, which is now doing business as Exol (“Exol”), the commercial agreement with Exol, the commercial agreement with Nueva Wal Mart de México, S. de R.L. de C.V and the acquisition of the Advanced Systems and Robotics business from Walmart;
•realize its outlook, including its system gross margin;
•manage the timing and cost of any product replacement, programs and related recalls;
•anticipate industry trends;
•maintain and enhance its systems;
•execute its growth strategy;
•develop, design and sell systems that are differentiated from those of competitors;
•execute its research and development strategy;
•acquire, maintain, protect and enforce intellectual property;
•attract, train and retain effective officers, key employees or directors;
•comply with laws and regulations applicable to its business;
•stay abreast of modified or new laws and regulations applying to its business;
•successfully defend litigation;
•issue equity securities in connection with future transactions;
•meet future liquidity requirements and, if applicable, comply with restrictive covenants related to long-term indebtedness;

•timely and effectively remediate any material weaknesses in its internal control over financial reporting;
•anticipate rapid technological changes;
•maintain the listing of the Symbotic common stock on Nasdaq; and
•effectively respond to general economic and business conditions.
Forward-looking statements also include, but are not limited to, statements with respect to:
•the future performance of Symbotic’s business and operations;
•expectations regarding revenues, expenses, adjusted EBITDA and anticipated cash needs;
•expectations regarding cash flow, liquidity and sources of funding;
•expectations regarding capital expenditures;
•the anticipated benefits of Symbotic’s leadership structure;
•the effects of pending and future legislation;
•the effects of inflation, prevailing price levels, exchange rates, changes in trade agreements and trade protection measures including tariffs and other economic factors;
•the direct and indirect effects of geopolitical conditions in the United States and in global economies, including those resulting from acts of war and conflicts and responses to such events;
•business disruption;
•disruption to the business due to Symbotic’s dependency on Walmart;
•increasing competition in the warehouse automation industry;
•any delays in the design, production or launch of Symbotic’s systems and products;
•the failure to meet customers’ requirements under existing or future contracts or customers’ expectations as to price or pricing structure;
•any defects in new products or enhancements to existing products;
•the fluctuation of operating results from period to period due to a number of factors, including the pace of customer adoption of Symbotic’s new products and services and any changes in its product mix that shift too far into lower gross margin products; and
•any consequences associated with joint ventures and legislative and regulatory actions and reforms.
Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2025. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements are provided for the purposes of assisting the reader in understanding its financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these forward-looking statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While Symbotic believes that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct.

The forward-looking statements relate only to events as of the date on which the statements are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that Symbotic has filed or will file from time to time with the SEC.
Any financial projections in this press release or discussed in the webcast are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Symbotic’s control. While all projections are necessarily speculative, Symbotic believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that Symbotic, or its representatives, considered or considers the projections to be a reliable prediction of future events.
Annualized and estimated numbers are not forecasts and may not reflect actual results.
This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Symbotic and is not intended to form the basis of an investment decision in Symbotic. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
INVESTOR RELATIONS CONTACT
Charlie Anderson
Vice President, Investor Relations & Corporate Development
ir@symbotic.com
MEDIA INQUIRIES
mediainquiry@symbotic.com

Symbotic Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
(in thousands, except share and per share data)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Revenue:
Systems	$670,952	$634,496	$559,108	$1,895,740	$1,536,539
Software maintenance and support	12,765	12,924	8,121	36,574	20,331
Operation services	37,121	29,060	24,892	94,989	71,595
Total revenue	720,838	676,480	592,121	2,027,303	1,628,465
Cost of revenue:
Systems	523,607	495,551	453,967	1,489,031	1,246,745
Software maintenance and support	3,486	3,368	1,705	9,808	5,593
Operation services	32,835	27,609	24,607	84,178	72,476
Total cost of revenue	559,928	526,528	480,279	1,583,017	1,324,814
Gross profit	160,910	149,952	111,842	444,286	303,651
Operating expenses:
Research and development expenses	43,780	51,283	49,729	138,069	150,967
Selling, general, and administrative expenses	84,235	92,566	71,557	258,020	205,567
Restructuring charges	—	12	16,361	2,685	16,361
Total operating expenses	128,015	143,861	137,647	398,774	372,895
Operating income (loss)	32,895	6,091	(25,805)	45,512	(69,244)
Other income, net	30,587	10,855	8,451	54,688	27,987
Income (loss) before income tax and equity method investment	63,482	16,946	(17,354)	100,200	(41,257)
Income tax benefit (expense)	1,149	(572)	(44)	(38)	1,204
Loss from equity method investment	(9,631)	(6,945)	(3,776)	(22,375)	(7,831)
Net income (loss)	55,000	9,429	(21,174)	77,787	(47,884)
Net income (loss) attributable to noncontrolling interests	43,327	7,460	(17,251)	61,543	(38,982)
Net income (loss) attributable to common stockholders	$11,673	$1,969	$(3,923)	$16,244	$(8,902)

Income (loss) per share of Class A Common Stock:
Basic	$0.09	$0.02	$(0.04)	$0.13	$(0.08)
Diluted	$0.09	$0.01	$(0.04)	$0.12	$(0.08)
Weighted-average shares of Class A Common Stock outstanding:
Basic	128,076,383	125,538,207	109,201,745	123,029,814	107,664,864
Diluted	133,252,947	134,364,904	109,201,745	131,666,538	107,664,864

Symbotic Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
The following table reconciles GAAP net income (loss) to Adjusted EBITDA:

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net income (loss)	$55,000	$9,429	$(21,174)	$77,787	$(47,884)
Interest income	(11,335)	(10,906)	(8,373)	(33,840)	(23,371)
Income tax expense (benefit)	(1,149)	572	44	38	(1,204)
Depreciation and amortization	10,241	11,322	12,940	30,249	30,969
Stock-based compensation	50,519	57,188	39,527	151,824	102,984
Business combination transaction expenses	244	710	422	965	7,522
Equity method investment	9,631	6,945	3,776	22,375	7,831
Internal control remediation	1,486	1,931	1,795	5,832	7,046
Business transformation costs	54	550	75	3,134	2,475
Fair value adjustments on strategic investments	(19,378)	—	—	(21,039)	(4,481)
Restructuring charges	(76)	12	16,361	2,560	16,130
Adjusted EBITDA	$95,237	$77,753	$45,393	$239,885	$98,017
The following table reconciles GAAP gross profit to Adjusted gross profit:

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Gross profit	$160,910	$149,952	$111,842	$444,286	$303,651
Depreciation and amortization	1,507	1,614	3,538	4,603	8,957
Stock-based compensation	17,545	14,208	11,813	44,424	22,844
Restructuring charges	(76)	—	—	(124)	(231)
Adjusted gross profit	$179,886	$165,774	$127,193	$493,189	$335,221

Gross profit margin	22.3%	22.2%	18.9%	21.9%	18.6%
Adjusted gross profit margin	25.0%	24.5%	21.5%	24.3%	20.6%

The following table reconciles GAAP research and development expenses to Adjusted research and development expenses:

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Research and development expenses	$43,780	$51,283	$49,729	$138,069	$150,967
Depreciation and amortization	(5,959)	(5,161)	(7,133)	(16,110)	(15,044)
Stock-based compensation	(8,642)	(17,123)	(10,442)	(33,686)	(34,408)
Adjusted research and development expenses	$29,179	$28,999	$32,154	$88,273	$101,515
The following table reconciles GAAP selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses:

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Selling, general, and administrative expenses	$84,235	$92,566	$71,557	$258,020	$205,567
Depreciation and amortization	(2,775)	(4,547)	(2,270)	(9,537)	(6,969)
Stock-based compensation	(24,332)	(25,857)	(17,272)	(73,714)	(45,731)
Business combination transaction expenses	(244)	(710)	(422)	(965)	(7,522)
Internal control remediation	(1,486)	(1,931)	(1,795)	(5,832)	(7,046)
Business transformation costs	(54)	(550)	(75)	(3,134)	(2,475)
Adjusted selling, general, and administrative expenses	$55,344	$58,971	$49,723	$164,838	$135,824
The following table reconciles GAAP net cash provided by (used in) operating activities to free cash flow:

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
			Revised[3]		Revised[3]
Net cash provided by (used in) operating activities	$(147,297)	$261,341	$(196,512)	$305,584	$278,090
Purchases of property and equipment and capitalization of internal use software development costs	(17,333)	(43,368)	(14,867)	(62,753)	(42,784)
Free cash flow	$(164,630)	$217,973	$(211,379)	$242,831	$235,306
3 Amounts for the nine months ended June 28, 2025 have been revised to reflect the reclassification of $58.2 million of cash flows related to the ASR acquisition from investing activities to operating activities. As a result, previously reported net cash provided by operating activities and free cash flow each decreased by $58.2 million, to $278.1 million and $235.3 million, respectively. The revision did not affect total cash flows, net loss, or earnings per share. See Note 2 to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2026.

Symbotic Inc. and Subsidiaries
Supplemental Common Share Information
Total Common Shares issued and outstanding:

	June 27, 2026	September 27, 2025
Class A Common Shares issued and outstanding	128,931,651	112,635,932
Class V-1 Common Shares issued and outstanding	71,373,131	74,693,311
Class V-3 Common Shares issued and outstanding	403,559,196	403,559,196
	603,863,978	590,888,439

Symbotic Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 27, 2026	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,746,446	$1,244,993
Accounts receivable	288,533	186,705
Unbilled accounts receivable	459,843	181,658
Inventories	220,841	164,390
Deferred expenses	59,063	20,532
Prepaid expenses and other current assets	83,060	86,582
Total current assets	2,857,786	1,884,860
Property and equipment, net	158,575	117,649
Intangible assets, net	83,245	79,149
Goodwill	59,871	59,871
Equity method investment	140,468	123,034
Other assets	224,174	131,166
Total assets	$3,524,119	$2,395,729
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$327,807	$286,669
Accrued expenses and other current liabilities	265,517	200,442
Deferred revenue	1,553,749	1,242,312
Total current liabilities	2,147,073	1,729,423
Deferred revenue	182,810	124,932
Other liabilities	60,270	63,629
Total liabilities	2,390,153	1,917,984
Commitments and contingencies	—	—
Equity:
Class A Common Stock, 3,000,000,000 shares authorized, 128,931,651 and 112,635,932 shares issued and outstanding at June 27, 2026 and September 27, 2025, respectively	15	13
Class V-1 Common Stock, 1,000,000,000 shares authorized, 71,373,131 and 74,693,311 shares issued and outstanding at June 27, 2026 and September 27, 2025, respectively	7	7
Class V-3 Common Stock, 450,000,000 shares authorized, 403,559,196 shares issued and outstanding at June 27, 2026 and September 27, 2025	40	40
Additional paid-in capital	2,028,978	1,556,611
Accumulated deficit	(1,317,539)	(1,333,783)
Accumulated other comprehensive loss	(2,732)	(2,695)
Total stockholders' equity	708,769	220,193
Noncontrolling interest	425,197	257,552
Total equity	1,133,966	477,745
Total liabilities and equity	$3,524,119	$2,395,729

Symbotic Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
			Revised[4]		Revised[4]
Cash flows from operating activities:
Net income (loss)	$55,000	$9,429	$(21,174)	$77,787	$(47,884)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,250	11,323	12,941	30,277	30,954
Amortization of leases	(2,968)	2,536	1,261	956	3,172
Loss from equity method investment	9,631	6,945	3,776	22,375	7,831
Foreign currency losses (gains)	—	31	(61)	58	(73)
Loss on disposal of assets	76	—	—	76	201
Provision for excess and obsolete inventory	4,241	4,753	3,921	13,826	4,901
Deferred taxes, net	—	—	—	—	—
Stock-based compensation	48,429	48,549	36,803	142,919	92,322
Gain from strategic investment fair value adjustment	(19,378)	—	—	(21,039)	(4,481)
Changes in operating assets and liabilities:
Accounts receivable	(155,934)	(24,487)	1,389	(101,331)	65,570
Inventories	(23,839)	(23,184)	3,470	(71,145)	(30,187)
Prepaid expenses and other current assets	(4,566)	(209,544)	(48,390)	(265,836)	52,779
Deferred expenses	(15,526)	(15,731)	27,503	(38,532)	23,582
Other assets	26,009	7,288	(54,449)	35,632	(61,928)
Accounts payable	33,441	41,661	(4,407)	51,245	40,544
Accrued expenses and other current liabilities	13,620	41,334	12,532	63,672	(7,613)
Deferred revenue	(123,829)	360,362	(171,331)	368,777	117,288
Other liabilities	(1,954)	76	(296)	(4,133)	(8,888)
Net cash provided by (used in) operating activities	(147,297)	261,341	(196,512)	305,584	278,090
Cash flows from investing activities:
Purchases of property and equipment and capitalization of internal use software development costs	(17,333)	(43,368)	(14,867)	(62,753)	(42,784)
Acquisitions of strategic investments	(73,420)	(11,299)	(24,233)	(123,247)	(42,225)
Cash paid for business and asset acquisitions	—	(20,157)	58,169	(20,157)	(141,831)
Net cash used in investing activities	(90,753)	(74,824)	19,069	(206,157)	(226,840)
Cash flows from financing activities:
4 Amounts for the nine months ended June 28, 2025 have been revised to reflect the reclassification of $58.2 million of cash flows related to the ASR acquisition from investing activities to operating activities. As a result, previously reported net cash provided by operating activities and free cash flow each decreased by $58.2 million, to $278.1 million and $235.3 million, respectively. The revision did not affect total cash flows, net loss, or earnings per share. See Note 2 to the Quarterly Report on Form 10-Q for the quarter ended June 27, 2026.

Payment for taxes related to net share settlement of stock-based compensation awards	—	—	—	—	(3,012)
Net proceeds from issuance of common stock under employee stock purchase plan	—	3,898	—	3,898	3,233
Distributions to or on behalf of Symbotic Holdings LLC partners	14	—	57	(1,208)	(1,175)
Proceeds from issuance of Class A common stock	—	(61)	—	424,307	—
Net cash provided by (used in) financing activities	14	3,837	57	426,997	(954)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(31)	(16)	24	(39)	(10)
Net increase in cash, cash equivalents, and restricted cash	(238,067)	190,338	(177,362)	526,385	50,286
Cash, cash equivalents, and restricted cash - beginning of period	2,011,645	1,821,307	958,002	1,247,193	730,354
Cash, cash equivalents, and restricted cash - end of period	$1,773,578	$2,011,645	$780,640	$1,773,578	$780,640

	Three Months Ended			Nine Months Ended
(in thousands)	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$1,746,446	$2,009,435	$777,576	$1,746,446	$777,576
Restricted cash	27,132	2,210	3,064	27,132	3,064
Cash, cash equivalents, and restricted cash	$1,773,578	$2,011,645	$780,640	$1,773,578	$780,640